September 27, 1999

Mr. Merle Ferguson
President & CEO
Affordable Homes of America
4505 W. Hacienda Avenue, Suite 1
Las Vegas NV, 89118

Dear Merle,

This letter confirms any commitment of A2 Consultants as consultants to Affordable Homes of America. Our role will be one of personal consul ting with you relative to the markets, increase visibility of the company in the brokerage community and basically do whatever it is you feel is needed to assist you in making Affordable Homes of America a successful entity.

Any representatives of Affordable Homes of America from A2 Consultants will be responsible for all of their own expenses, unless agreed upon in writing by both parties.

As compensation Affordable Homes of America will distribute over the course of one year $75,000.00 payable in cash or free trading stock.

If this is agreeable, please sign below to indicate your acceptance. We look forward to working with you on this project.

Sincerely,

Aldo Dalla-Vecchia


Agreed                                      Agreed

By: /s/ Merle Ferguson              By: /s/ Aldo Dalla-Vecchia
        --------------                      ------------------
        Merle Ferguson                      Aldo Dalla-Vecchia
        President & CEO                     President
        Affordable Homes of America         A2 Consultants


Date:   __09-27-1999__